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                                                                   EXHIBIT 10.20

                  [AMERITRADE HOLDING CORPORATION LETTERHEAD]


                                BOARD RESOLUTION
                            November 11, 1997 Meeting
                                 Omaha, Nebraska



WHEREAS, AmeriTrade Holding Corporation (the "Company") maintains AmeriTrade Holding Corporation 1996 Long-Term Incentive Plan (the "Plan");

WHEREAS, pursuant to the provisions of Section 13 of the Plan, the Board of Directors of the Company has the authority to amend the Plan, subject to certain restrictions; and

WHEREAS, amendment of the Plan is now considered desirable; and

NOW, THEREFORE, IT IS RESOLVED that the Plan be, and its hereby is, amended effective for awards made after the date this resolution is adopted, by substituting the following for Section 3 of the Plan:

         "3. Participation. Subject to the terms and conditions of the Plan, the Board or the Committee shall determine and designate, from time to time, from among the employees of the Company who are key executives or managerial employees those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Board or the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Board or the Committee and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company. For purposes of the Plan, the term "Award" shall mean any award or benefit granted to any Participant under the Plan."



11/11/97
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Date


                                                   /s/ J. Peter Ricketts
                                                   -----------------------------
                                                   J. Peter Ricketts
                                                   Corporate Secretary